Exhibit 99


For Immediate Release                            Rick DeLisi
January 19, 2001          Director, Corporate Communications
Page 1 of 1                                   (703) 650-6019

     Atlantic Coast Airlines Holdings, Inc. Chairman and
            Chief Financial Officer to Present at
           Raymond James Growth Airline Conference

Dulles, VA, (January 19, 2001) - Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen and Chief Financial Officer Richard Surratt will make a presentation to investors and financial analysts during the Raymond James Growth Airline Conference being held at the Grand Hyatt New York. The presentation is scheduled to take place Tuesday January 23, 2001, at approximately 9:45am.

A  live webcast of the conference is being presented by  the
sponsors.  It  is  accessible  through  the  following   web
address:

http://webcast.enterpulse.com/rjlive.html

The webcast will be available for replay for at least two days following the conference.

The accompanying slide presentation will be available as a PowerPoint file in the "For Investors" section of the Atlantic Coast corporate website:

www.atlanticcoast.com

Atlantic Coast operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. The company has a fleet of 105 aircraft and offers approximately 650 daily departures, serving 51 destinations in 24 states.

Atlantic Coast employs over 3,200 aviation professionals. The common stock of Atlantic Coast Airlines Holdings, Inc. is traded on the Nasdaq National Market under the symbol ACAI. For more information about Atlantic Coast, visit our website at www.atlanticcoast.com.

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